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                                                                    EXHIBIT 16.1

June 4, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated June 4, 1999 of Sunshine Mining and Refining Company and are in agreement with the statements contained in the first three paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                   /s/ Ernst & Young LLP